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                                                                   EXHIBIT 10.12

                           [HEALTHCENTRAL LETTERHEAD]

August 4, 1999

Ms. Anne Marie Buddrus
HealthCentral.com
6001 Shellmound Street, Suite 800
Emeryville, CA 94608

Dear Anne Marie,

This letter will address the concerns regarding Severance.

If, during the first year after your State Date, you are terminated for any reason other than "Cause" (as defined below), then HealthCentral.com shall continue to pay you on a monthly basis and at a monthly rate your monthly base salary in effect immediately prior to such termination (less applicable withholding tax) during the period from your termination date until the one year anniversary of your Start Date (the "Severance Period") but in no event shall it be less than six months, subject to your continued compliance with all of the terms of the Confidentiality Agreement and your letter of employment.

The term "Cause" shall mean:

     (i) you personally engaging in knowing and intentional illegal conduct which is seriously injurious to HealthCentral.com or its affiliates;

     (ii) you being convicted of a felony, or committing an act of dishonesty or fraud against, or the misappropriation of property belonging to, HealthCentral.com or its affiliates;

     (iii) your performance of those acts as identified in Section 2924 of the California Labor Code;

     (iv) you knowingly and intentionally breaching any material term of this Agreement or Confidentiality Agreement;

     (v) your commencement of employment with another employer while an employee with HealthCentral.com; or

     (vi) any material breach by you of any material provision of this Agreement, your letter of employment, or Confidentiality/Non-competition Agreement which continues uncured for 20 days following notice thereof.

                                      Sincerely,


                                      /s/ AL GREENE
                                      --------------
                                      Al Greene
                                      President & CEO